Exhibit 4 (1)
REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (this “Agreement”) is made as of September 28, 2005, among Layne Christensen Company, a Delaware corporation (“Layne”), and the holders of Layne Common Stock listed on the signature pages to this Agreement (each, a “Stockholder” and, collectively, the "Stockholders”).
     Layne, Merger Sub, Reynolds and the Stockholders are parties to a Merger Agreement, dated as of August 30, 2005 (the “Merger Agreement”). In connection with the closing of the transactions contemplated by the Merger Agreement, a portion of the Merger Consideration issued to the Stockholders will consist of Layne Common Stock. This Layne Common Stock will not be registered pursuant to the Securities Act. The execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Merger Agreement.
     Therefore, the parties agree as follows:
     1. Certain Definitions. Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to them in the Merger Agreement. Section 8.10 of the Merger Agreement is hereby incorporated herein in its entirety. As used in this Agreement, the following terms have the following respective meanings:
     “Commission” means the United States Securities and Exchange Commission or any successor agency thereof.
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any successor law thereto and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Holder” means each holder of, and any Permitted Transferee of, Registrable Securities.
     “Layne Common Stock” means the outstanding shares of the common stock of Layne, $.01 per share par value.
     “Permitted Transferee” means (i) the spouse, lineal descendant or adopted children of a Holder if such transfer is made for estate planning purposes, (ii) a trust established for estate planning purposes solely for the benefit of one or more of the Persons described in clause (i) of this definition, (iii) a Holder’s heirs, administrators or assigns, upon the death of such Holder, or (iv) to an Affiliate of such Holder.
     “Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness by the Commission of such registration statement.

     “Registrable Securities” means (i) with respect to each Stockholder, that number of shares of Layne Common Stock listed opposite such Stockholder’s name on Exhibit A, and (ii) any Layne Common Stock or other equity securities issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination or shares, recapitalization, merger, consolidation or other reorganization; provided, however, that “Registrable Securities” does not include any securities (a) registered and sold pursuant to the Securities Act, (b) sold to the public pursuant to Rule 144 promulgated under the Securities Act (together with any successor rule, “Rule 144”) or (c) held by a Holder if such securities may be sold immediately under Rule 144 without registration or pursuant to Rule 144(k).
     “Registration Expenses” means all expenses incurred by Layne in complying with Sections 3, 4 and 5, including all registration, qualification and filing fees, printing expenses, messenger and delivery expenses, escrow fees, fees and disbursements of legal counsel for Layne and all independent certified public accountants, underwriters (excluding discounts, commissions, fees and disbursements of legal counsel for the Holders) and Persons retained by Layne (but excluding the compensation of regular employees of Layne that will be paid in any event by Layne), blue sky fees and expenses, and the expenses of any special audits incident to or required by any such registration, but excluding all Selling Expenses.
     “Securities Act” means the United States Securities Act of 1933, as amended, or any successor law thereto and the rules and regulations promulgated thereunder.
     “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the securities registered by the Holders and any fees of counsel to any Holder or group of Holders.
     2. Restrictions on Transferability. The Registrable Securities may not be transferred in violation of the provisions of the Securities Act.
     3. Company Registration.
     (a) Notice of Registration. If Layne decides to register any Layne Common Stock for its own account other than: (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a transaction pursuant to Rule 145 promulgated under the Securities Act (a “Piggyback Registration”), Layne will:
     (i) promptly give to each Holder at least 20 days written notice thereof; and
     (ii) include in such registration and in any underwriting involved therein, the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from Layne, by any Holder or Holders.
     (b) Cut-back and Allocation. Notwithstanding any other provision of this Section, if the managing underwriter (or Layne, if the Piggyback Registration is not being underwritten) determines in good faith that marketing factors require a limitation of the number of shares of Layne Common Stock to be underwritten, the managing underwriter (or Layne, if the Piggyback Registration is not being underwritten) may limit the number of Registrable Securities of Holders to be included in the registration and underwriting. If the number of Registrable Securities or other securities are to be limited, Layne will notify in writing all Holders of Registrable Securities who would otherwise have their Registrable Securities registered and underwritten pursuant hereto (and any other holder of Capital Stock of Layne entitled to include securities in such underwriting (a “Capital Stock Holder”)) of the amount of Registrable Securities or other securities to be included in the registration and underwriting based on the following order of priority:
     (i) first, the securities proposed by Layne to be sold for its own account; and
     (ii) second, the securities requested to be included in such registration and underwriting by the Holders of Registrable Securities and any Capital Stock Holder in proportion, as nearly as practicable, to the amounts of securities requested by each such Holder of Registrable Securities or other Capital Stock Holder to be included in the Piggyback Registration;
provided, however, that with respect to the second Piggyback Registration hereunder, if the number of Registrable Securities or other securities are to be limited, the amount of Registrable Securities or other securities to be included in such registration and underwriting will be in proportion, as nearly as practicable, to the amounts of securities proposed to be sold by Layne for its own account and the amounts requested by each such Holder of Registrable Securities or other Capital Stock Holder to be included in the Piggyback Registration.
If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to Layne and the managing underwriter. Any Registrable Securities excluded or withdrawn from such underwriting will be withdrawn from such registration.
     (c) Right to Terminate Registration. Layne will have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.
     4. Expenses of Registration. All Registration Expenses will be borne by Layne. All Selling Expenses relating to securities registered by the Holders pursuant to Section 3 will be borne by the Holders of such securities pro rata based on the number of shares of Layne Common Stock so registered.
     5. Registration Procedures.
     (a) In the case of each registration effected by Layne pursuant to this Agreement, Layne will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. Layne agrees to use commercially reasonable efforts to effect or cause such registration to permit the sale of the Registrable Securities covered thereby by the Holders thereof in accordance with the intended method or methods of distribution thereof described in such registration statement. In connection with any registration of any Registrable Securities pursuant to Section 3, Layne will, as soon as reasonably possible:
     (i) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement filed to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, Layne will comply with Section 5(a)(iii)) as soon as reasonably possible thereafter;
     (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such registration statement as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such registration statement and furnish to the holders of the Registrable Securities covered thereby copies of any such supplement or amendment prior to this being used or filed with the Commission;
     (iii) provide (A) the Holders of the Registrable Securities to be included in such registration statement, (B) the underwriters, if any, (C) the sales or placement agent, if any, (D) one counsel for such underwriters or agent, and (E) at the expense of such Holders, not more than one counsel for all the Holders of such Registrable Securities the opportunity to review such registration statement as it relates to the Holders, each prospectus included therein or filed with the Commission, and each amendment or supplement thereto;
     (iv) for a reasonable period prior to the filing of such registration statement, make available for inspection by the parties referred to in Section 5(a)(iii) such financial and other information and books and records of Layne, and cause the officers, directors, employees, counsel and independent certified public accountants of Layne to respond to such inquires, as is reasonably necessary to conduct a reasonable investigation within the meaning of the Securities Act; provided, however, that each such party will be required to maintain in confidence and not disclose to any other Person any information or records reasonably designated by Layne in writing as being confidential, until such time as (a) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), (b) such party will be required so to disclose such information pursuant to the subpoena or order of any court or other governmental agency or body having jurisdiction of the matter, or (c) such information is required to be set forth in such registration statement or the prospectus included therein or in an amendment to such registration statement or an amendment or supplement to such prospectus in order that such registration statement, prospectus, amendment or supplement, as the case may be, does not include an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; and provided, further, that Layne need not make such information available, nor need it cause any officer, director, employee, counsel or independent certified public accountants to respond to such inquiry, unless each such Holder of Registrable Securities to be included in a registration statement hereunder and such counsel, upon Layne’s request, executes and delivers to Layne an undertaking to substantially the same effect contained in the second preceding proviso;
     (v) promptly notify the Holders of Registrable Securities to be included in a registration statement hereunder, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold and confirm such advice in writing, (A) when such registration statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission with respect thereto or any request by the Commission for amendments or supplements to such registration statement or the prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for the purpose, or (D) if it is the case, at any time when a prospectus is required to be delivered under the Securities Act, that such registration statement, prospectus, or any document incorporated by reference, in any of the foregoing contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;
     (vi) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto or any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction at the earliest practicable date;
     (vii) furnish to each Holder of Registrable Securities to be included in such registration statement hereunder, each placement or sales agent, if any, therefor, each underwriter, if any, thereof and the counsel referred to in Section 5(a)(iii) such number of copies of the prospectus included in the registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, as such Holder, agent, if any, and underwriter, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder, sold by such agent or underwritten by such underwriter and to permit such Holder, agent and underwriter to satisfy the prospectus delivery requirements of the Securities Act; and Layne hereby consents to the use of such prospectus and any amendment or supplement thereto by each such Holder and by any such agent and underwriter, in each case in the form most recently provided to such party by Layne, in connection with offering and sale of the Registrable Securities covered by the prospectus (including such preliminary and summary prospectus) or any supplement or amendment thereto.
     (viii) cooperate with the Holders of the Registrable Securities to be included in a registration statement hereunder and the managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates will be printed, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders and which will not bear any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two Business Days prior to any sale or the Registrable Securities;
     (ix) if underwriters are engaged in connection with the registration, Layne will provide usual and customary representations, covenants and assurances to the underwriters in form and substance reasonably satisfactory to such underwriters as is consistent with prevailing practice in the market place;
     (x) use commercially reasonable efforts to cause all such Registrable Securities registered pursuant to such registration statement to be listed on each securities exchange or quoted on the quotation system on which Layne Common Stock is then listed or quoted.
     (b) If Layne would be required, pursuant to Section 5(a)(v)(D), to notify the Holders of the Registrable Securities included in a registration statement hereunder, the sales or placement agent, if any, and the managing underwriters, if any, of the securities being sold, Layne will prepare and furnish to each such Holder, to each such agent, if any, and to each underwriter, if any, a reasonable number of copies of a prospectus supplement or amendment so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. Each Holder agrees that upon receipt of any notice from Layne pursuant to Section 5(a)(v)(D), such Holder will forthwith discontinue the distribution of Registrable Securities until such Holder has received copies of such amended or supplemented registration statement or prospectus, and if so directed by Layne, such Holder will deliver to Layne all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Securities at the time of receipt of such notice.
     (c) Layne may require each Holder of Registrable Securities as to which any registration is being effected to furnish to Layne such information regarding such Holder and such Holder’s method of distribution of such Registrable Securities as Layne may from time to time reasonably request in writing but only to the extent that such information is required in order to comply with the Securities Act. Each such Holder agrees to notify Layne as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to Layne or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or the distribution of such Registrable Securities or omits to state any material fact regarding such Holder or the distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly furnish to Layne any additional information required to correct and update any previously furnished or required information so that such prospectus does not contain, with respect to such Holder or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.
     6. Lock-up Agreement.
     (a) To the extent not inconsistent with applicable Law, each Holder whose Registrable Securities are included in a registration statement filed pursuant to a Piggyback Registration hereunder, if requested by the managing underwriter for such registration, agrees not to effect any public sale or distribution of Registrable Securities (except as part of such Piggyback Registration or to a Permitted Transferee that agrees to be bound by a similar restriction), including a sale pursuant to Rule 144, during the 15 Business Days prior to, and during the 180-day period (or such shorter period as may be agreed to by such underwriters) beginning on the effective date of any such registration statement.
     (b) Layne may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section 6. This Section 6 supersedes any conflicting provisions of this Agreement. Notwithstanding any other provision of this Agreement, Layne may assign each Holder’s obligations under this Section 6 to any underwriter of a public offering of Layne Common Stock.
     7. Indemnification.
     (a) To the extent permitted by Law, Layne will indemnify and hold harmless each Holder, each of its officers, directors and managers, each Person controlling such Holder within the meaning of Section 15 of the Securities Act and each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (joint or several) (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, final prospectus, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each such Holder, each of its officers, directors and managers, and each Person controlling such Holder, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that Layne will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished to Layne by or on behalf of such Holder or underwriter for use therein.
     (b) To the extent permitted by Law, each Holder will, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify Layne, each of its directors, each of its officers who have signed the registration statement, each underwriter, if any, of Layne’s securities covered by such a registration statement, each Person who controls Layne or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors and managers, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages, expenses and liabilities (joint or several) (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, final prospectus, or any amendment or supplement thereto, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Layne, such Holders, such directors, officers and managers, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, expense, damage, liability or action, in each case to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, final prospectus, or any amendment or supplement thereto in reliance upon and in conformity with information furnished to Layne by or on behalf of such Holder for use therein.
     (c) Each party entitled to indemnification under this section (the “Indemnified Party”) will promptly give notice to the party required to provide indemnification (the “Indemnifying Party”) of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, must be approved by the Indemnified Party (whose approval may not be unreasonably withheld, conditioned or delayed), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party’s ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party will consent to entry of any judgment or enter into any settlement without the consent of the Indemnifying Party.
     (d) If the indemnification provided for in this section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, will contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other hand, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
     8. Information by Holder. The Holder or Holders of Registrable Securities included in any registration will furnish to Layne such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as Layne may reasonably request in writing and as is required in connection with any registration referred to in this Agreement.
     9. Transfer of Rights. The rights granted hereunder to cause Layne to register securities may be assigned only to a Permitted Transferee of Registrable Securities.
     10. Governing Law. This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.
     11. Entire Agreement. Except for the Merger Agreement (which remains in full force and effect), this Agreement cancels and supersedes all previous agreements relating to the subject matter of this Agreement, written or oral, among the parties and contains the entire understanding of the parties with respect to the subject matter hereof.
     12. Notices. Any notice, request, consent or communication under this Agreement will be effective only if it is in writing and (i) personally delivered, (ii) sent by certified mail, return receipt requested, postage prepaid, (iii) sent by a nationally recognized overnight delivery service, with delivery confirmed, or (iv) sent via facsimile transmission, with a copy simultaneously sent by one of the methods set forth in clauses (i) or (iii), addressed as follows:

if to Layne:	Layne Christensen Company
Attention: President
1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205
Fax: (913) 362-8823

with a copy to:	Layne Christensen Company
Attention: General Counsel
1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205
Fax: (913) 362-8823

with a copy to:	Patrick J. Respeliers
Stinson Morrison Hecker LLP
1201 Walnut Street
Kansas City, Missouri 64104
Fax: (816) 691-3495

if to any Stockholder to:	Jeffrey Reynolds
Reynolds, Inc
4520 North State Road
Orleans, Indiana 47452
Fax: (812) 278-4538

with a copy to:	Steven K. Humke
Ice Miller
One American Square
Box 82001
Indianapolis, Indiana 46282-0002
Fax: (317) 592-4659
or such other Persons or addresses as are furnished in writing by any party to the other party, and will be deemed to have been given only upon its delivery in accordance with this Section 12.
     13. Amendment. Any provision of this Agreement may be amended, waived or modified upon the written consent of (i) Layne and (ii) Holders of a majority of the Registrable Securities; provided, however, that no such amendment, waiver or modification may discriminate against the rights of any Holder without such Holder’s prior written consent. Any Holder may waive any of his or her rights or Layne’s obligations hereunder without obtaining the consent of any other Person.
     14. Severability. The invalidity or unenforceability of any of the provisions of this Agreement will not affect the validity or enforceability of the remaining provisions hereof.
     15. Remedies. Layne acknowledges and agrees that any failure by Layne to comply with its obligations hereunder may result in material irreparable injury to the Holder for which there is not adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that in the event of any such failure, the Holders may obtain such relief as may be required to specifically enforce Layne’s obligations hereunder. Layne further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     16. Counterparts. This Agreement may be executed in one or more counterparts, each of which are deemed to be an original but all of which constitute one and the same agreement.
     17. Waiver of Jury Trial. Each party hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement.
(Signature Pages Follow)

     The undersigned have executed this Registration Rights Agreement as of the date set forth above.

LAYNE CHRISTENSEN COMPANY
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

/s/ Jerry Reynolds

JERRY REYNOLDS

/s/ Jeff Reynolds

JEFFREY REYNOLDS

/s/ Debbie Chastain

DEBBIE CHASTAIN

/s/ Ben Reynolds

BEN REYNOLDS

/s/ Patrick Schmidt

PATRICK SCHMIDT

/s/ Mark Accetturo

MARK ACCETTURO

/s/ Jim Wells

JIM WELLS

/s/ Carl Arvin

CARL ARVIN

/s/ Brian Schmidt

BRIAN SCHMIDT

/s/ Larry Purlee

LARRY PURLEE

/s/ Jay Burton

JAY BURTON
(Signature page to Registration Rights Agreement)

Exhibit A

Number of Registrable
Name of Stockholder	Shares
Jerry Reynolds	156,598
Jeff Reynolds	160,956
Debbie Chastain	33,138
Ben Reynolds	37,486
Patrick Schmidt	24,169
Mark Accetturo	14,994
Jim Wells	4,686
Carl Arvin	4,686
Brian Schmidt	3,514
Larry Purlee	2,343
Jay Burton	1,874
Total	444,444